UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): August 31, 2023

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed on August 7, 2023, (a) Philip O. Strawbridge stepped down from his position as Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of Centrus Energy Corp. (the “Company”), effective August 31, 2023. Thereafter, he will serve as a special advisor to the Chief Executive Officer and the Board of Directors until his retirement from the Company on December 31, 2023, and (b) the Board of Directors (the “Board”) of the Company appointed Kevin J. Harrill to succeed Philip O. Strawbridge as Senior Vice President, Chief Financial Officer and Treasurer, effective September 1, 2023.

In connection with the above, on August 31, 2023, Mr. Harrill and the Company entered into the Company’s standard indemnification agreement and standard change in control agreement. The form of indemnification agreement was filed as Exhibit 10.77 to the Company’s annual report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 16, 2015. The form of change in control agreement was filed as Exhibit 10.3 to the Company’s current report on Form 8-K, which was filed with the Securities and Exchange Commission on January 16, 2013.

In connection with his role as special advisor, Mr. Strawbridge will remain an employee of the Company and will continue at his existing compensation which includes base salary of $620,000 and eligibility to receive the 2023 annual cash bonus through the end of the year, based on the Board’s Compensation, Nominating and Governance Committee’s evaluation of the Company’s 2023 performance against the applicable 2023 performance goals, payable in 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	September 1, 2023	By:	/s/ Kevin J. Harrill
Kevin J. Harrill
Senior Vice President, Chief Financial Officer,
and Treasurer